Exhibit 4.2

NUMBER

C

SHARES
SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP ________________

EMPEIRIA ACQUISITION CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.0001 PER SHARE EACH OF THE COMMON STOCK OF

EMPEIRIA ACQUISITION CORP.
(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to redeem all of its shares of common stock and liquidate if it is unable to complete an initial business transaction by [           ], 2012 [15 MONTHS FROM THE DATE OF FINAL PROSPECTUS RELATING TO THE CORPORATION’S INITIAL PUBLIC OFFERING OF UNITS] (or [  ], 2012 if the Corporation executes a letter of intent or definitive agreement with respect to a Business Transaction within the 15 month period and such Business Transaction has not yet been completed) all as more fully described in the Corporation’s final prospectus dated [                ], 2011.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
Secretary	Delaware	President

EMPEIRIA ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right		under Uniform Gifts to Minors
of survivorship and not as tenants in common

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

 (PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

In each case as more fully described in the Corporation’s final prospectus dated [                ], 2011, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account in which a substantial portion of the proceeds of the Corporation’s initial public offering are deposited only in the event that the Corporation redeems the shares of Common Stock sold in such initial public offering and liquidates because it does not consummate an initial business transaction by [           ], 2012 [15 MONTHS FROM THE DATE OF FINAL PROSPECTUS RELATING TO THE CORPORATION’S INITIAL PUBLIC OFFERING OF UNITS] (or [  ], 2012 if the Corporation executes a letter of intent or definitive agreement with respect to a Business Transaction within the 15 month period and such Business Transaction has not yet been completed), or if the holder(s) properly elect(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer and the Corporation has not otherwise withdrawn the tender offer (or proxy solicitation, solely in the event the Corporation seeks stockholder approval of the proposed initial business transaction and such business transaction is consummated) setting forth the details of a proposed initial business transaction. In no other circumstances shall the holder(s) have any right or interest of any kind in or to such trust account.